UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2018

Marathon Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35054	27-1284632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 South Main Street, Findlay, Ohio	45840-3229
(Address of Principal Executive Offices)	(Zip Code)

(419) 422-2121

Registrant’s telephone number, including area code

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 29, 2018, Marathon Petroleum Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Andeavor, a Delaware corporation (“Andeavor”), Mahi Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub 1”), and Mahi LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub 2”), pursuant to which Merger Sub 1 will merge with and into Andeavor (the “First Merger”), with Andeavor surviving the First Merger as a wholly owned subsidiary of the Company, and immediately after the consummation of the First Merger, Andeavor will merge with and into Merger Sub 2 (the “Second Merger” and, together with the First Merger, the “Merger”) with Merger Sub 2 surviving the Second Merger as a wholly owned subsidiary of the Company.

Subject to the terms and conditions set forth in the Merger Agreement, upon consummation of the First Merger, each share of Andeavor common stock, par value $0.16 2⁄3 per share (each, an “Andeavor Share”), issued and outstanding immediately prior to the effective time of the First Merger (excluding Andeavor Shares owned by the Company, Merger Sub 1, Merger Sub 2 or any other direct or indirect wholly owned subsidiary of the Company, the Andeavor Shares as to which appraisal rights are perfected in accordance with applicable law and the Andeavor Shares owned by Andeavor or any direct or indirect wholly owned subsidiary of Andeavor) will be converted into and become exchangeable for, at the election of the holder of such Andeavor Share, either (a) $152.27 in cash or (b) 1.87 shares of common stock, par value $0.01 per share, of the Company (the “Company Shares”), in each case without interest, and subject to the proration provisions discussed below.

Cash elections and stock elections, as applicable, will be subject to proration if cash elections are made in respect of more or less than 15% of the outstanding Andeavor Shares on a fully diluted basis. Andeavor Shares in respect of which no cash election or stock election is validly made will be deemed to be Andeavor Shares in respect of which stock elections have been made.

The completion of the Merger is subject to certain customary mutual conditions, including (i) the receipt of the required approvals from the Company’s and Andeavor’s stockholders, (ii) the Company’s registration statement on Form S-4 having become effective under the Securities Act of 1933, (iii) the Company Shares issuable in connection with the First Merger having been approved for listing on the New York Stock Exchange, subject to official notice of issuance, (iv) receipt of specified required regulatory approvals in identified jurisdictions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Act, (v) the absence of any governmental order or law prohibiting the consummation of the Merger or the other transactions contemplated by the Merger Agreement and (vi) there not having been imposed a burdensome condition in connection with the required regulatory approval. The obligation of each party to consummate the Merger is also conditioned upon (a) compliance by the other party in all material respects with its pre-closing obligations under the Merger Agreement and (b) the accuracy of the representations and warranties of the other party as of the date of the Merger Agreement and as of the closing (subject to customary materiality qualifiers). Andeavor’s obligation to complete the Merger is additionally subject to its receipt of a tax opinion to the effect that the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

The Company and Andeavor have made customary representations, warranties and covenants in the Merger Agreement. The Company and Andeavor have agreed, among other things, to covenants relating to (i) the conduct of their respective businesses during the interim period between the execution of the Merger Agreement and the consummation of the First Merger, (ii) the use of their respective reasonable best efforts, subject to certain exceptions, to obtain governmental and regulatory approvals, (iii) obligations to facilitate Andeavor stockholders’ consideration of, and voting upon, the adoption of the Merger Agreement and certain related matters as applicable and the Company’s stockholders’ consideration of, and voting upon, the issuance of the Company Shares in the First Merger and certain related matters as applicable, (iv) the recommendation by the board of directors of Andeavor in favor of the adoption by its stockholders of the Merger Agreement, (v) the recommendation by the board of directors of the Company in favor of (a) the issuance of the Company Shares in the First Merger and (b) certain amendments to the Company’s certificate of incorporation and (vi) non-solicitation obligations of Andeavor and the Company relating to alternative acquisition proposals.

The Merger Agreement permits the Company to continue paying a regular quarterly dividend of up to $0.46 per Company Share and permits Andeavor to continue paying a regular quarterly dividend of up to $0.59 per Andeavor Share.

The Merger Agreement contains certain termination rights that may be exercised by either the Company or Andeavor, including in the event that (i) both parties agree by mutual written consent to terminate the Merger Agreement, (ii) the First Merger is not consummated by April 29, 2019 (the “End Date”), (iii) the approval required from either the Company’s or Andeavor’s stockholders is not obtained or (iv) any law or order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger having become final and non-appealable. In addition, in certain circumstances, Andeavor may terminate the Merger Agreement (a) in order to enter into an unsolicited alternative acquisition proposal that constitutes a “Company Superior Proposal” (as that term is defined in the Merger Agreement), subject to Andeavor having first complied with certain obligations in the Merger Agreement, including match rights, (b) if the Company’s board of directors changes or adversely modifies its recommendation that the Company stockholders vote in favor of the issuance of the Company Shares in connection with the Merger (the “Company Recommendation”), subject to the Company having first complied with certain match right obligations if the change of the Company Recommendation is in response to a “Parent Intervening Event” (as such term is defined in the Merger Agreement), (c) if the Company breaches any of its representations, warranties, covenants or agreements contained in the Merger Agreement such that the closing condition relating thereto would not be satisfied (subject to cure periods) or (d) if the Company materially breaches its non-solicitation obligations (subject to cure periods). The Company may additionally terminate the Merger Agreement (1) in order to enter into an unsolicited alternative acquisition proposal that constitutes a “Parent Superior Proposal” (as that term is defined in the Merger Agreement), subject to the Company having first complied with certain obligations in the Merger Agreement, including match rights, (2) if Andeavor’s board of directors changes or adversely modifies its recommendation that

Andeavor’s stockholders vote in favor of the adoption of the Merger Agreement (the “Andeavor Recommendation”), subject to Andeavor having first complied with certain match right obligations if the change of the Andeavor Recommendation is in response to an “Andeavor Intervening Event” (as such term is defined in the Merger Agreement), (3) if Andeavor breaches any of its representations, warranties, covenants or agreements contained in the Merger Agreement such that the closing condition relating thereto would not be satisfied (subject to cure periods) or (4) if Andeavor materially breaches its non-solicitation obligations (subject to cure periods).

If the Merger Agreement is terminated (i) by the Company as a result of (a) an adverse change in the Andeavor Recommendation, (b) a material breach by Andeavor of certain of its covenants related to filing of the proxy statement and calling the special meeting or (c) a material breach by Andeavor of its non-solicitation obligations relating to alternative acquisition proposals, or (ii) by Andeavor to enter into a definitive agreement with respect to a “Company Superior Proposal” (as such term is defined in the Merger Agreement), then Andeavor will be obligated to pay the Company a termination fee equal to $600 million in cash (the “Termination Fee”).

Furthermore, if (i) the Merger Agreement is terminated (a) by the Company or Andeavor due to the First Merger not having been consummated by the End Date or due to the required approval by Andeavor’s stockholders not having been obtained, or (b) by the Company if Andeavor has breached certain of its representations, warranties, covenants or agreements contained in the Merger Agreement, (ii) an alternative acquisition proposal has been publicly announced after the date of the Merger Agreement and not publicly unconditionally withdrawn prior to the Andeavor stockholder meeting, and (iii) within 12 months following the date of such termination, (a) the board of directors of Andeavor recommends in favor of an alternative acquisition proposal, (b) Andeavor enters into an agreement providing for the consummation of such an alternative acquisition proposal or (c) an alternative acquisition proposal is consummated (in each case of clauses (a), (b) and (c), such acquisition proposal is for more than 50% of Andeavor’s total voting power or total assets), then Andeavor will be obligated to pay the Company the Termination Fee (net of any No Vote Fee paid).

If the Merger Agreement is terminated (i) by Andeavor as a result of (a) an adverse change in the Company Recommendation change, (b) a material breach by the Company of certain of its covenants related to filing of the proxy statement and calling the special meeting or (c) a material breach by the Company of its non-solicitation obligations relating to alternative acquisition proposals, or (ii) by the Company to enter into a definitive agreement with respect to a “Parent Superior Proposal” (as such term is defined in the Merger Agreement), then the Company will be obligated to pay to Andeavor a termination fee equal to $800 million in cash (the “Reverse Termination Fee”).

Furthermore, if (i) the Merger Agreement is terminated (a) by the Company or Andeavor due to the First Merger not having been consummated by the End Date or due to the required approval by the Company’s stockholders not having been obtained, or (b) by Andeavor if the Company has breached certain of its representations, warranties, or covenants contained in the Merger Agreement, (ii) an alternative acquisition proposal has been publicly announced after the date of the Merger Agreement and not publicly unconditionally withdrawn prior to the Company’s stockholder meeting, and (iii) within 12 months following the date of such termination, (a) the board of directors of the Company recommends in favor of an alternative acquisition proposal, (b) the Company enters into an agreement providing for the consummation of such an alternative acquisition proposal, or (c) an alternative acquisition proposal is consummated (in each case of clause (a), (b) and (c), such acquisition proposal is for more than 50% of the Company’s total voting power or total assets), then the Company will be obligated to pay Andeavor the Reverse Termination Fee (net of any No Vote Fee paid).

Additionally, (i) if the Merger Agreement is terminated by Andeavor or the Company due to the required approval by Andeavor’s stockholders not having been obtained at Andeavor’s stockholders meeting, Andeavor will be obligated to pay to the Company an amount equal to all documented out-of-pocket costs and expenses incurred by the Company, Merger Sub 1 and Merger Sub 2 in connection with the Merger Agreement and the transaction contemplated thereby, including attorney’s fees, not in excess of $75 million, and (ii) if the Merger Agreement is terminated by the Company or Andeavor due to the required approval by the Company’s stockholders not having been obtained, the Company will be obligated to pay to Andeavor an amount equal to all documented out-of-pocket costs and expenses incurred by Andeavor in connection with the Merger Agreement and the transaction contemplated thereby, including attorney’s fees, not in excess of $75 million (such fee, whether paid by the Company or Andeavor, the “No Vote Fee”). The amount of any No Vote Fee paid by the Company or Andeavor will be credited to and reduce any future obligation of the Company to pay the Reverse Termination Fee or Andeavor to pay the Termination Fee, respectively.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the actual Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Voting Agreement

On April 29, 2018, concurrently with the execution of the Merger Agreement, the Company, Merger Sub 1, Merger Sub 2 and Andeavor entered a voting and support agreement (the “Voting Agreement”) with each of Paul L. Foster and Franklin Mountain Investments, LP (together, the “Stockholder”) pursuant to which, among other things and subject to the terms and conditions therein, the Stockholder has agreed to vote all of the Andeavor Shares beneficially owned by him, excluding certain Andeavor Shares that are subject to a pre-existing 10b5-1 trading plan (the “Covered Shares”) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement, including the Merger, and to not vote in favor of any alternative acquisition proposal or other action or agreement that would reasonably be expected to adversely affect the Merger.

The Voting Agreement also generally prohibits the Stockholder from transferring the Covered Shares. The Voting Agreement terminates upon the earliest to occur of (i) the termination of the Merger Agreement, (ii) an adverse change in the Company Recommendation change under the Merger Agreement and (iii) the time the Merger becomes effective.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Voting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement and Voting Agreement have been included to provide investors with information regarding their terms. They are not intended to provide any other factual information about the Company, Andeavor or their respective subsidiaries or affiliates or to modify or supplement any factual disclosures about the Company or Andeavor included in their public reports filed with the Securities and Exchange Commission (the “SEC”). The representations, warranties and covenants contained in the Merger Agreement and Voting Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the respective parties to such agreements, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the respective parties to such agreements instead of establishing these matters as facts, and may be subject to standards of materiality that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or of any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement and the Voting Agreement, which subsequent information may or may not be fully reflected in the Company public disclosures.

Item 8.01.	Other Events.

On April 30, 2018, the Company and Andeavor issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release and related investor presentation are attached as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the SEC. INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final joint proxy statement/prospectus will be mailed to stockholders of Marathon Petroleum Corporation (“MPC”) and Andeavor (“ANDV”). Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, from MPC at its website, www.marathonpetroleum.com, or by contacting MPC’s Investor Relations at 419-421-2414, or from ANDV at its website, www.andeavor.com, or by contacting ANDV’s Investor Relations at 210-626-4757.

Participants in Solicitation

MPC and ANDV and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information concerning MPC’s participants is set forth in the proxy statement, filed March 15, 2018, for MPC’s 2018 annual meeting of stockholders as filed with the SEC on Schedule 14A. Information concerning ANDV’s participants is set forth in the proxy statement, filed March 15, 2018, for ANDV’s 2018 annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed transaction will be included in the registration statement and joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This filing contains forward-looking statements within the meaning of federal securities laws regarding MPC. These forward-looking statements relate to, among other things, the proposed transaction between MPC and ANDV and include expectations, estimates and projections concerning the business and operations, strategic initiatives and value creation plans of MPC. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. You can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “imply,” “intend,” “may”, “objective,” “opportunity,” “outlook,” “plan,” “position,” “potential,” “predict,” “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “target,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the company’s control and are difficult to predict. Factors that could cause MPC’s actual results to differ materially from those implied in the forward-looking statements include: the ability to complete the proposed transaction between MPC and ANDV on anticipated terms and timetable; the ability to obtain approval by the shareholders of ANDV and MPC related to the proposed transaction and the ability to satisfy various other conditions to the closing of the transaction contemplated by the merger agreement; the ability to obtain governmental approvals of the proposed transaction on the proposed terms and schedule, and any conditions imposed on the combined entity in connection with consummation of the proposed transaction; the risk that the cost savings and any other synergies from the proposed transaction may not be fully realized or may take longer to realize than expected; disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers; risks relating to any unforeseen liabilities of ANDV; future levels of revenues, refining and marketing margins, operating costs, retail gasoline and distillate margins, merchandise margins, income from operations, net income or earnings per share; the regional, national and worldwide availability and pricing of refined products, crude oil, natural gas, NGLs and other feedstocks; consumer demand for refined products; our ability to manage disruptions in credit markets or changes to our credit rating; future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses; the success or timing of completion of ongoing or anticipated capital or maintenance projects; the reliability of processing units and other equipment; business strategies, growth opportunities and expected investment; MPC’s share repurchase authorizations, including the timing and amounts of any common stock repurchases; the adequacy of MPC’s capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute MPC’s business plan and to effect any share repurchases, including within the expected timeframe; the effect of restructuring or reorganization of business components; the potential effects of judicial or other proceedings on MPC’s business, financial condition, results of operations and cash flows; continued or further volatility in and/or degradation of general economic, market, industry or business conditions; compliance with federal and state environmental, economic, health and safety, energy and other policies and regulations, including the cost of compliance with the Renewable Fuel Standard, and/or enforcement actions initiated thereunder; the anticipated effects of actions of third parties such as competitors, activist investors or federal, foreign, state or local regulatory authorities or plaintiffs in litigation; the impact of adverse market conditions or other similar risks to those identified herein affecting MPLX; and the factors set forth under the heading “Risk Factors” in MPC’s and ANDV’s respective Annual Reports on Form 10-K for the year ended Dec. 31, 2017, filed with SEC. The forward-looking statements are based on current expectations, estimates and projections about MPC’s industry. These statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties, and assumptions that cannot be predicted. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. While MPC’s management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond MPC’s control. Accordingly, MPC’s actual results may differ materially from the future performance that are expressed or forecast in the forward-looking statements. MPC undertakes no obligation to update any forward-looking statements except to the extent required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of April 29, 2018, by and among Marathon Petroleum Corporation, Andeavor, Mahi Inc. and Mahi LLC.

10.1	Voting and Support Agreement, dated as of April 29, 2018, by and among Marathon Petroleum Corporation, Andeavor, Mahi Inc. Mahi LLC, Paul L. Foster and Franklin Mountain Investments, LP.

99.1	Joint Press Release of Marathon Petroleum Corporation and Andeavor, dated as of April 30, 2018.

99.2	Investor Presentation, dated April 30, 2018.

*

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Marathon Petroleum Corporation hereby undertakes to furnish supplementally a copy of any omitted schedule upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARATHON PETROLEUM CORPORATION
(Registrant)

By:	/s/ Timothy T. Griffith
Name:	Timothy T. Griffith
Title:	Senior Vice President and Chief Financial Officer

Date: April 30, 2018